Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-104726 and 33-46641) of Energen Corporation of our report dated June 16, 2014 relating to the financial statements and supplemental schedules of the Energen Corporation Employee Savings Plan, as of December 31, 2013 and 2012, and for the year ended December 31, 2013, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 16, 2014